UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2015

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 15, 2015, SWK Holdings Corporation (“SWK” or the “Company”), a life science focused specialty finance company, announced that the previously disclosed 1-for-100 reverse stock split of its common stock, immediately followed by a 10-for-1 forward stock split of its common stock was executed effective as of 5:00 p.m. on September 15, 2015. Beginning with the opening of trading on September 16, 2015, the Company's common stock will trade on OTCQB on a post-split basis under CUSIP number 78501P 203.

At the effective time of the reverse stock split, every 100 shares of the Company's issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, with no change in par value per share. Holders with less than 100 shares of common stock had their shares cancelled in the reverse stock split and have the right to receive cash in lieu of such shares. The Company then implemented a forward stock split pursuant to which shareholders received 10 shares of common stock for each share of common stock held. No fractional shares will be issued in connection with the forward stock split.

Computershare will mail a Letter of Transmittal and other documentation that will need to be completed and returned to Computershare in order to receive your post–split shares and any cash in lieu of a fractional share that you are entitled to receive in exchange for your pre-split shares of common stock.

If you hold any of your shares of common stock in uncertificated or “book-entry” form, you do not need to take any action because your pre-split shares of common stock will be converted automatically into post-split shares.

The following scenarios illustrate the mechanics of the Reverse/Forward Stock Split:

1. If a stockholder owned 98 shares prior the Reverse/Forward Stock Split, such stockholder would be a Cashed Out Stockholder.

2. If a shareholder owned 210 shares prior to the Reverse/Forward Stock Split, such stockholder would be a Continuing Stockholder and would own 21 shares post the Reverse / Forward Stock Split.

3. If a stockholder owned 101 shares prior to the Reverse/Forward Stock Split, such stockholder would be a Fractional Share Continuing Stockholder and would own 10 shares post-split, and would also be entitled to receive cash in lieu of the .1 fractional shares.

4. If a stockholder owned 10,053 shares prior to the Reverse/Forward Stock Split, such stockholder would be a Fractional Share Continuing Stockholder and would own 1,005 shares post-split, and would also be entitled to receive cash in lieu of the .3 fractional shares.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ J. BRETT POPE
J. Brett Pope
Chief Executive Officer

Date: September 15, 2015

3